SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) June 19, 2003
                                                          -------------


                                  ICEWEB, INC.
                                  ------------
             (Exact name of registrant as specified in its charter)


         Delaware                       0-27865                 54-1789433
         --------                       -------                 ----------
(State of other jurisdiction    (Commission File Number)       (IRS Employer
   or incorporation)                                         Identification No.)


                     620 Herndon Parkway, Herndon, VA 20170
                    ---------------------------------------
          (Address of principal executive offices, including zip code)


       Registrant's telephone number, including area code: (703) 964-8000
                                                           --------------


                    ---------------------------------------
          (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         Prior to the end of June 2003, the Company completed the acquisition of Interlan Communications, Inc., a privately held corporation.

         The Interlan acquisition was consummated through the issuance of 200,000 shares of IceWEB's common stock. IceWEB also agreed to pay $29,500 to discharge certain indebtedness to United Bank. In addition, IceWEB agreed to pay $42,000 to Anthony Munno, Brian Ianniello, Martin Sainsbury-Carter. None of the former principals became officers or directors of IceWEB, but Anthony Munno was retained as CEO of Interlan.

         Interlan Communications, Inc. is a provider of data communications and networking solutions for business, government, and education. Its staff works closely with its customers to select and implement the best solution for their requirements. Staff members are trained by some of the most prominent names in the industry, including Cisco Premier Certified (Sales and Engineering), Intel/Shiva Premier Certified, Compaq SMB Certified, D-Link Diamond Certified, and SonicWALL Silver Partner.

         Interlan's sales persons have the knowledge of product offerings to provide sophisticated consulting to its customers. The engineering staff is well versed in all aspects of data communications and networking. Interlan provides technical services to include presales design and consulting, installation, troubleshooting, and long term maintenance and support contracts. Interlan is committed to training, not only for its own personnel, but also for its customers. Interlan is committed to having the training and product intelligence to assist its customers in making the right decisions to carry their networking and/or data communications solutions. Interlan has provided design, consulting, product and maintenance services to national and international companies and organizations such as Sprint, Global one, Securities and Exchange Commission, Department of Labor, NRC, FAA, U.S. Army, State of New Jersey, MLS, GTE, to name a few.

ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE

         The Company also completed the acquisition of Seven Corporation on June 14, 2003, pursuant to which the Company issued 300,000 shares of IceWEB common stock to James Bond, the former principal of Seven. In addition, the Company agreed to pay a total of $123,000 in the ensuing six months following the closing.

         The Seven Corporation services commercial and government customers throughout the United States. Most organizations do not have the top CIO, CTO, or Program Manager level staff to execute on all of their information technology requirements. The Seven Corporation works with customers in a manner similar to a general contractor in the construction industry, so that it designs, manages, and implements comprehensive aspects of a project. The Seven Corporation's professional personnel manages a client's most important technology programs. The Seven Corporation is made up of senior IT program managers with broad experience managing projects for several Fortune 500 customers. They have assembled a group of qualified technology managers to ensure that its clients achieve their IT objectives.

         None of the shareholders of the acquired companies had any material relationship with IceWEB or any of its officers or directors. The consideration paid for the acquisitions were negotiated at an arms-length basis and not based on any specific formula or criteria.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a) Financial Statements of Businesses Acquired.

         Financial Statements for the period specified in item 310 of Regulation S-B will be filed by amendment within the prescribed period.

     (b) Pro Forma Financial Information.

         Pro Forma Financial Information required pursuant to item 310(d) of Regulation S-B will be filed by amendment within the prescribed period.

     (c) Exhibits.

            2.1 Stock Purchase and Exchange Agreement for Interlan Communications, Inc.

            2.2 Agreement and Plan of Merger for Seven Acquisition Corp. and Seven Corporation, Inc.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  ICEWEB, INC.



                                       By: /s/John R. Signorello
                                           John R. Signorello
                                           Chairman and CEO


DATED:  August 1, 2003

                                        3